Exhibit 23.1

CONSENT AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 16, 2013 relating to the consolidated financial statements of Car Charging Group, Inc., and to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Goldstein Schechter Koch P.A.

Coral Gables, FL
February 18, 2014